                                                                    EXHIBIT 3.2












                                   BYLAWS



                                     OF



                          FEDERAL-MOGUL CORPORATION

                                   BYLAWS


                                     OF

                          FEDERAL-MOGUL CORPORATION


                                    INDEX

                                                                         PAGE
                                                                         ----
 ARTICLE I - SHAREHOLDERS                                                  1
-------------------------

    (1)
       Section  1 - Annual Meeting                                         1
    (2)
       Section  2 - Special Meeting                                        1
       Section  3 - Place of Meeting                                       2
       Section  4 - Notice of Meeting                                      2
    (3)
       Section  5 - Adjourned Meetings                                     2
       Section  6 - Voting Lists                                           2
       Section  7 - Quorum                                                 3
       Section  8 - Manner of Acting                                       3
    (4)
       Section  9 - Postponement of Annual or Special Meeting              3
    (5)
       Section 10 - Nomination and Shareholder Business Bylaw              3

 ARTICLE II - DIRECTORS                                                    6
-----------------------

       Section  1 - General Powers                                         6
    (6)
       Section  2 - Number, Tenure, Qualifications, & Removal              6
       Section  3 - Annual Meetings                                        7
       Section  4 - Regular Meetings                                       7
       Section  5 - Special Meetings                                       7

-----------------------
(1) Amended 5/21/85, 7/25/90

(2) Amended 11/03/88

(3) Amended 7/25/90

(4) Amended 7/25/90

(5) Amended 7/25/90

(6) Amended 8/01/84, 2/04/88, 2/08/89, 9/28/89, 7/24/91, 4/26/95, 2/04/98

                                                                           PAGE
                                                                           ----

    (7)
       Section  6 - Notice                                                 8
       Section  7 - Quorum                                                 8
       Section  8 - Manner of Acting                                       9
       Section  9 - Vacancies                                              9
       Section 10 - Compensation                                           9
       Section 11 - Committees                                             9

 ARTICLE III - OFFICERS                                                    9
-----------------------

       Section  1 - Number                                                 9
       Section  2 - Election and Term of Office                            10
       Section  3 - Removal and Resignations                               10
       Section  4 - Vacancies                                              10
       Section  5 - The Chief Executive Officer                            10
       Section  6 - Authority of Officers, Agents and Employees,
                    Generally                                              11
       Section  7 - The Chairman of the Board, The Vice Chairman
                    of the Board and The President                         12
    (8)
       Section  8 - The Secretary                                          12
       Section  9 - The Treasurer                                          13
       Section 10 - Assistant Secretaries and Assistant Treasurers         13
       Section 11 - Remuneration                                           13

(9)
 ARTICLE IV - INDEMNIFICATION OF DIRECTORS, OFFICERS,
-----------------------------------------------------
              EMPLOYEES AND AGENTS                                         14
              --------------------

       Section  1 - Non-Derivative Actions                                 14
       Section  2 - Derivative Actions                                     14
       Section  3 - Expenses or Successful Defense                         15
       Section  4 - Definition                                             15
       Section  5 - Contract Right; Limitation on Indemnity                16
       Section  6 - Right of Claimant to Bring Suit                        16
       Section  7 - Proportionate Indemnity                                17
       Section  8 - Expense Advance                                        17
       Section  9 - Non-Exclusivity of Rights                              17
       Section 10 - Indemnification of Employees and Agents of
                    the Corporation                                        18
---------------------------
(7) Amended 7/25/90

(8) Amended 8/01/84

(9) Amended 11/03/88

                                                                           Page
                                                                           ----

       Section 11 - Insurance                                              18
       Section 12 - No Liability if Determination Made in Good Faith       18
       Section 13 - Scope of Indemnity; Changes in Michigan Law            18
       Section 14 - Severability                                           19

 ARTICLE V - FIXING RECORD DATE                                            19
-------------------------------

 ARTICLE VI - LOANS, CHECKS, DEPOSITS, ETC.                                20
-------------------------------------------

       Section  1 - Loans                                                  20
       Section  2 - Checks, Drafts, etc.                                   20
       Section  3 - Deposits                                               20

 ARTICLE VII - CERTIFICATES FOR SHARES                                     21
--------------------------------------
   (10)
       Section  1 - Certificates for Shares                                21
       Section  2 - Lost Certificates                                      21
       Section  3 - Transfer of Shares                                     21
       Section  4 - Regulations                                            22
       Section  5 - Elimination of Certificates for Stock                  22

 ARTICLE VIII - FISCAL YEAR                                                22
---------------------------

 ARTICLE IX - SEAL                                                         22
------------------
(11)
  ARTICLE X - EMERGENCY PROVISIONS                                         22
----------------------------------

       Section  1 - General                                                22
       Section  2 - Unavailable Directors                                  23
       Section  3 - Authorized Number of Directors                         23
       Section  4 - Quorum                                                 23
       Section  5 - Creation of Emergency Committee                        23
       Section  6 - Constitution of Emergency Committee                    24
       Section  7 - Powers of Emergency Committee                          24
       Section  8 - Directors Becoming Available                           25
       Section  9 - Election of Board of Directors                         25
       Section 10 - Termination of Emergency Committee                     25

 ARTICLE XI - AMENDMENTS                                                   25
------------------------



------------------------
(10) Amended 7/28/90

(11) Amended 8/01/84

                                   BYLAWS

                                     OF

                          FEDERAL-MOGUL CORPORATION




                                  ARTICLE I
                                Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Wednesday in May of each year or at such other date as the Board of Directors in its discretion shall determine at the time stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may be determined by the Board of Directors or as otherwise properly may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday at the place of meeting, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, or by the President, or pursuant to resolution of the Board of Directors. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.


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


Section 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Michigan as the place of meeting for any annual or special meeting of shareholders called by the Board of Directors. If no designation is made or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Michigan.

Section 4. Notice of Meetings. Written or printed notice stating the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the directors or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5. Adjourned Meetings. Any annual or special meeting of shareholders may be adjourned by the chairman of the meeting or pursuant to resolution of the Board of Directors. Notice need not be given of an adjourned meeting of shareholders if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

Section 6. Voting Lists. It shall be the duty of the officer or agent who shall have charge of the stock transfer books for shares of the Corporation to make and certify a complete list of the shareholders entitled to vote at a shareholder's meeting or any adjournment thereof, arranged in alphabetical order within each class and series, with the addresses of, and the number of shares held by, each shareholder. Such list shall be produced at the time and place of the meeting, shall be subject to the inspection by any shareholder during the whole time of the meeting, and shall be





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

prima facie evidence as to who are the shareholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 7. Quorum. Unless a greater or lesser quorum is provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

Section 8. Manner of Acting. The election of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote thereon or their proxies. Except as otherwise provided by law, or by the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast by the holders of shares entitled to vote thereon or their proxies.

Section 9. Postponement of Annual or Special Meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders.

Section 10.  Nomination and Shareholder Business Bylaw.

(A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

    (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

    (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least





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

70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided hereunder, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if this shareholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedure set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.





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



   (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

   (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                 ARTICLE II
                                  Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided by law or by the Articles of Incorporation.

Section 2. Number, Tenure and Qualifications, and Removal. The number of directors of the Corporation shall be as determined from time to time by the Board of Directors but effective May 20, 1998, shall be ten members. Each director shall hold office for the term for which he is named or elected and until his successor shall have been elected and qualified, or until his resignation or removal. The age limit for directors, including directors who have served as Chief Executive Officer of the Corporation, shall be age seventy, and for employee directors who have not served as Chief Executive Officer of the Corporation shall be age sixty-five. A director shall not be eligible for re-election at the annual meeting of the shareholders next following the date on which he attains the applicable age limit. Notwithstanding the foregoing provisions of this Section 2, the term of office of an employee director who has not served as Chief Executive Officer of the Corporation shall expire upon termination of his employment unless the Board of Directors shall theretofore





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

have requested that he continue to hold office following such termination of employment. Any director may be removed from office as a director but only for cause and by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 3. Annual Meetings. The newly elected Board of Directors shall meet immediately following the annual meeting of shareholders at the place where such annual shareholders meeting is held for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting, and no notice of such meeting shall be necessary.

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Michigan, as shall from time to time be determined by the Board.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors, and shall be called at the request of any two directors. Such meetings, if called by the Chairman of the Board, the President or by a majority of the directors may be held at such place within or without the State of Michigan as the Chairman of the Board, the President or as a majority of the Board of Directors may from time to time determine. If any such special meetings are called other than by the Chairman of the Board, the President or a majority of the Board of Directors, they shall be held at the registered office of the Corporation in the State of Michigan unless otherwise consented to in writing by all of the directors or unless previous nuclear attack prevents the holding of a meeting at such place, in which case such meeting shall be held as close to such registered office as possible.

Section 6. Notice. Notice of any special meeting of directors shall be given by or at the direction of the Chairman of the Board, the President, the Secretary or the directors calling the meeting by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be given at least four days prior to the meeting and shall be deemed to be given when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be given at least twenty-four hours prior to the meeting and shall be deemed to be given when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at, or participation in, any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A director may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other and such participation shall constitute attendance at any meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The vote of the majority of directors present at the meeting at which a quorum is present shall be the act of the Board of Directors, unless a larger number is required by law, the Articles of Incorporation or these Bylaws.

Section 9. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining members of the Board though less than a quorum. Such vacancies may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

Section 10. Compensation. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, adopted by a majority of directors then in office, a fixed





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

sum and expenses of attendance, if any may be allowed for attendance at each meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity other than as a director or officer and receiving compensation therefor.

Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, and may designate one or more directors as alternate members of a committee to replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may by unanimous vote appoint another director to act at the meeting in the place of such absent or disqualified member. Committees and each member thereof shall serve at the pleasure of the Board.

To the extent provided by the resolution of the Board of Directors a committee shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation.

                                 ARTICLE III
                                  Officers

Section 1. Number. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, (and shall designate a Chief Executive Officer in accordance with Section 5 of this Article III) and may elect a Vice Chairman of the Board, a Controller, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. No one of the said officers except the Chairman of the Board, the Vice Chairman of the Board, and the President need be a director. Two or more of the above offices except those of President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office for the term for which he is elected and until his successor is elected and qualified or until his resignation or removal.

Section 3. Removal and Resignations. Any officer or agent may be removed by the Board of Directors with or without cause. An officer may resign by written notice to the Corporation. Such resignations shall be effective upon receipt by the Corporation or at a subsequent time specified in the notice of resignation.

Section 4. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

Section 5. The Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer shall manage the business and affairs of the Corporation, and shall be in charge of its property and have control over its officers, agents and employees. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer may execute in the name of the Corporation all deeds, bonds, mortgages, contracts and other documents except in cases where the execution thereof shall be expressly and specifically delegated by the Board of Directors or these Bylaws exclusively to some other person or persons. If the office of Chairman of the Board and Chief Executive Officer are combined, the President may act as the Chief Executive Officer in the case of the Chairman's sickness, disability or temporary absence from the Corporation's Registered Office, and whether or not the Chairman is sick, disabled or absent, the President may execute on behalf of the Corporation any deed, bond, mortgage, contract or document which a Chief Executive Officer is authorized hereinabove to execute, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer. If the offices of President and Chief Executive Officer are combined, the Executive Vice President with the greatest length of service in such capacity or, if there be no Executive Vice President, the Chairman of the Board, may act as the Chief Executive Officer in the case of the President's sickness, disability or temporary absence from the Corporation's Registered Office, and whether or not the President is sick, disabled or absent, such Executive Vice President or Chairman of the Board, as the case may be, may execute on behalf of the Corporation any deed, bond, mortgage, contract or document which a Chief Executive Officer is authorized hereinabove to execute, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer.

Section 6. Authority of Officers, Agents and Employees, Generally. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all officers, agents and employees of the Corporation shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, or the Chief Executive Officer. However, unless specifically authorized by resolution of the Board of Directors, a person who is not an officer of the Corporation shall have no authority to execute on its behalf any
(1) contract for the purchase or sale of lands or buildings, (2) deed, (3) lease of lands or buildings, (4) mortgage, (5) instrument creating any lien on the personal or real property of the Corporation or (6) contract or other instrument not entered into in the ordinary course of business.

Section 7. The Chairman of the Board, The Vice Chairman of the Board and the President. In addition to the powers and duties elsewhere herein conferred or provided for, the Chairman of the Board, the Vice Chairman of the Board and the President shall have the following powers and duties subject to the direction and under the supervision of the Board of Directors. The Chairman





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

of the Board shall preside at meetings of the Board of Directors and of the shareholders. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if such office shall be created, shall so preside. The President shall preside at meetings of the Board of Directors and of the shareholders in the absence of the Chairman of the Board and any Vice Chairman of the Board.

Section 8. The Secretary. In addition to the powers and duties elsewhere herein conferred or provided for, the Secretary shall have the following powers and duties subject to the direction and under the supervision of the Board of Directors and the Chief Executive Officer. He shall attend all meetings of the Board and all meetings of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for all directors' committees when required. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to or impressed or otherwise reproduced upon all documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall cause to be kept records containing the names and addresses of all shareholders of the Corporation, the number, class and series of shares held by each and the dates when they respectively became shareholders of record thereof at the registered office of the Corporation or at the office of its transfer agent within or without the State of Michigan. In general, he shall perform the duties usually incident to the office of Secretary. At any meeting of the shareholders or Board of Directors at which the Secretary is not present a Secretary Pro Tempore or Clerk of the meeting may be appointed by the meeting.

Section 9. The Treasurer. In addition to the powers and duties elsewhere herein conferred or provided for, the Treasurer shall have the following powers and duties subject to the direction and under the control of the Board of Directors and the Chief Executive Officer. He shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation, in such depositaries as may be designated by the Board of Directors, and, in general, he shall perform the duties usually incident to the office of Treasurer. If required by the Board of Directors, the Treasurer shall furnish the





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

corporation with a proper bond, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.


Section 10. Assistant Secretaries and Assistant Treasurers. In addition to the powers and duties elsewhere herein conferred or provided for, Assistant Secretaries and Assistant Treasurers shall have the following powers and duties subject to the direction and under the supervision of the Board of Directors and the Chief Executive Officer. Any Assistant Secretary or Assistant Treasurer may act as the Secretary or Treasurer, respectively, in the case of the sickness, disability or temporary absence from the Registered Office of the Corporation of the Secretary or Treasurer, as the case may be. In addition, any Assistant Secretary shall have the authority to cause the seal of the Corporation to be affixed to or impressed or otherwise reproduced upon all documents the execution of which on behalf of the Corporation shall have been duly authorized whether or not the Secretary is sick, disabled or absent.

Section 11. Remuneration. The Board of Directors shall set from time to time the remuneration of the officers of the Corporation after reviewing the recommendation of the Chief Executive Officer and as appropriate the report or recommendation of a committee of the Board consisting of one or more directors who are not also salaried employees of the Corporation.

                                 ARTICLE IV
                             Indemnification of
                  Directors, Officers, Employees and Agents

Section 1. Non-Derivative Actions. Subject to all of the other provisions of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of the Corporation) by reason of the fact that the person is, was or agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Derivative Actions.  Subject to all of the provisions of this
Article IV, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to, or called as a witness in any threatened, pending or completed action or suit and any appeal thereof by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

Section 3. Expenses or Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2, 8 or 13 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 3.

Section 4. Definition. For the purposes of Sections 1, 2 and 13, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 1 and 2.

Section 5. Contract Right; Limitation on Indemnity. This Article IV shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or a person serving at the request of the Corporation as a director, trustee, fiduciary, employee, agent or officer of another corporation, partnership, joint venture, trust or other person. This article IV shall be deemed to be a contract between the Corporation and each person who, at any time that this Article IV is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article IV or any repeal or modification of the Michigan Business Corporation Act or any other applicable law shall not limit any rights of indemnification for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification for proceedings commenced after such repeal or modification to enforce this Article IV with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification. The right to indemnification conferred in this Article IV shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer. Except as provided in Sections 3 and 6 of these Bylaws, the Corporation shall have no obligations under this Article IV to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

Section 6. Right of Claimant to Bring Suit. If a claim under Sections 1, 2, 8 or 13 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that indemnification of the claimant is prohibited by applicable law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, its General Counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, its General Counsel or its shareholders) that indemnification of the claimant is prohibited by applicable law, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited by applicable law.

Section 7. Proportionate Indemnity. If a person is entitled to indemnification under Sections 1, 2 or 13 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlements, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

Section 8. Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding and any appeal thereof described in Sections 1, 2 or 13 of these Bylaws shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Michigan Business Corporation Act, such expenses shall not be paid by the Corporation unless the Corporation receives an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation.

Section 9. Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article IV is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, provision of the Corporation's Articles of Incorporation, contractual arrangement, vote of the shareholders or disinterested directors or otherwise. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

Section 10. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, or by written opinion of the General Counsel with respect to agents and employees of the Corporation not serving on its Executive Council or Advisory Board or their equivalents, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 11. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against such liability under these Bylaws of the State of Michigan.

Section 12. No Liability if Determination Made in Good Faith. Neither the Corporation nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment under this Article IV or for taking or omitting to take any other action under this Article, in reliance upon the advice of counsel.

Section 13. Scope of Indemnity; Changes in Michigan Law. Notwithstanding any of the other provisions in this Article IV, each person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (hereinafter a "proceeding"), by reason of the fact that the person is, was or agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, or agent or in any other capacity while serving as a director, officer, employee, trustee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees and other expenses of litigation), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee, or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in Sections 3 and 6 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 14. Severability. If any portion of this Article IV shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                                  ARTICLE V
                             Fixing Record Date

In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                 ARTICLE VI
                        Loans, Checks, Deposits, etc.

Section 1. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, employees, or agents of the Corporation and in such manner as shall from time to time be determined by or pursuant to and in accordance with general or specific resolutions of the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select. Such selection shall be by or pursuant to and in accordance with a general or specific resolution of the Board of Directors.

                                 ARTICLE VII
                           Certificates for Shares

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form conforming to applicable laws as may be determined by the Board of Directors and shall be signed by or in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and may also be signed by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number, and class and series of shares represented by such certificate. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Lost Certificates. If a certificate of stock be lost or destroyed, a new certificate of the identical tenor of the one alleged to be lost or destroyed may be issued upon satisfactory proof of such loss or destruction, and the giving of a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

Section 3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of the certificates for shares. It may appoint one or more transfer agents or registrars or both, and may require all certificates to bear the signature of either or both.

Section 5. Elimination of Certificates for Stock. The Corporation may by resolution of the Board of Directors eliminate certificates representing shares of the Corporation and provide for such other methods of recording, noticing ownership and disclosure as may be provided by the rules of any national securities exchange on which such shares are listed.

                                ARTICLE VIII
                                 Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                 ARTICLE IX
                                    Seal

The following shall be the design for the corporate seal of the Corporation: two concentric rings with the words "Federal-Mogul Corporation, Michigan" between the circles and the words "Corporate Seal" in the center.

                                  ARTICLE X
                            Emergency Provisions

Section 1. General. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of the Corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2. Unavailable Directors. All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3. Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article, or the minimum number required by law, whichever number is greater.

Section 4. Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 5. Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6. Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the Corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

Section 7. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8. Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 of this Article and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 of this Article become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

                                 ARTICLE XI
                                 Amendments

These Bylaws may be altered or new Bylaws may be made and adopted by the affirmative vote of a majority of the Board of Directors.





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